UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kusocinskiego 3, Torun, Poland	87-100
(Address of principal executive offices)	(Zip Code)

+48505259170

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 12, 2013, Neuromama, Ltd. (the “Company”) received a resignation notice from Barbara Walaszek as Secretary of the Company.  Ms. Walaszek will remain in all of her other roles with the Company.

On June 12, 2013, the Company appointed Alexander Vikoulov as its new Secretary.

Mr. Vikoulov has an extensive background with over 22 years of hands-on experience in financial sales, accounting, consulting, and asset management. Prior to joining the Company, he held an executive position as a Business Consultant with Alinvest Capital Group. From 2001 to 2005 Mr. Vikoulov held positions as San Francisco Office Manager of First Data Corp.  From 1999 to 2001 held position of the Financial Advisor with Prudential Securities (San Francisco, CA).  From 1990 to 1994 Mr. Vikoulov served in a position of the President & CEO of Sibmarket Financial Company in Novosibirsk, Russia. While managing Sibmarket Financial Mr. Vikoulov served as a Director of the Board at Siberian Stock Exchange in Novosibirsk, Russia.  He started his financial career at Incombank in Moscow, Russia in 1990 as Financial Analyst. Mr. Vikoulov graduated with a BBA degree in Finance from Armstrong University.

Mr. Vikoulov will serve as our officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Vikoulov and any other person pursuant to which he was selected as an officer.  There are no family relationship between Mr. Vikoulov and any of our officers or directors.  Mr. Vikoulov has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: June 13, 2013	By:	/s/ Barbara Walaszek
Barbara Walaszek, Director